Exhibit 23.1

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the following registration statements of Echo Bay Mines Ltd. and in the related prospectuses of our Report dated January 31, 2002, except for Notes 7 and 20, as to which the date is March 28, 2002, with respect to the consolidated financial statements of Echo Bay Mines Ltd. included in this Annual Report (Form 10-K) for the year ended December 31,2001:

1.                               Registration Statement on Form S-3 (No. 333-35857) pertaining to Echo Bay Mines Ltd. and Echo Bay Resources, Inc.

2.                               Registration Statement on Form S-8 (No. 2-84687) pertaining to the Employee Share Incentive Plan of Echo Bay Mines Ltd.

3.                               Registration Statement on Form S-8 (No. 33-91696) pertaining to the Director Equity Plan and amending the Employee Share Incentive Plan of Echo Bay Mines Ltd.

4.                               Registration Statement on Form S-8 (No. 333-31835) pertaining to the Employee Share Incentive Plan and Restricted Share Grant Plan of Echo Bay Mines Ltd.

                                                                                                                                /s/ Ernst & Young LLP

                                                                                                                                Chartered Accountants

Edmonton, Canada

March 28, 2002